                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                           LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                       Travelers Acquisition Corporation,

                                  as Borrower,

                                       AND

                           BHC Interim Funding, L.P.,

                                   as Lender.

                          Dated as of October 29, 1999















--------------------------------------------------------------------------------

                                                      TABLE of CONTENTS

SECTION 1 DEFINITIONS.................................................................................................. Page 2
         1.1 Certain Defined Terms..................................................................................... Page 2
         1.2 Accounting Terms.......................................................................................... Page 8
         1 3 Other Definitional Provisions............................................................................. Page 9

SECTION 2         TERM LOAN AND COLLATERAL ............................................................................ Page 9
         2.1      Term Loan............................................................................................ Page 9
         2.2      Interest............................................................................................. Page 9
         2.3      Fees................................................................................................ Page 10
         2.4      Payments and Prepayments............................................................................ Page 11
                  (A) Manner and Time of Payment ..................................................................... Page 11
                  (B) Payments on Business Days....................................................................... Page 11
                  (C) Voluntary Prepayment............................................................................ Page 11
                  (D) Mandatory Repayment............................................................................. Page 11
         2.5      Grant of Security Interest.......................................................................... Page 11
         2.6      Preservation of Collateral and Perfection of Security Interests Therein . .......................... Page 11
         2.7      Possession of Collateral and Related Matters........................................................ Page 12

SECTION3 CONDITIONS TO TERM LOAN...................................................................................... Page 12
         3.1      Conditions to Term Loan............................................................................. Page 12
                  (A)      Closing Deliveries......................................................................... Page 12
                  (B)      Security Interests; Guarantees; Stock Pledges.............................................. Page 12
                  (C)      Representations and Warranties ............................................................ Page 13
                  (D)      Fees....................................................................................... Page 13
                  (E)      No Default................................................................................. Page 13
                  (F)      Performance of Agreements.................................................................. Page 13
                  (G)      No Prohibition............................................................................. Page 13
                  (H)      No Litigation.............................................................................. Page 13
                  (I)      Warrants................................................................................... Page 13
                  (J)      Confession of Judgment..................................................................... Page 13
                  (K)      Acquisition Consummated.................................................................... Page 13
                  (L)      Sellers Subordination...................................................................... Page 13

SECTION 4         BORROWER'S REPRESENTATIONS AND WARRANTIES .......................................................... Page 14
         4.1      Organization, Powers, Capitalization................................................................ Page 14
                           (A)      Organization and Powers........................................................... Page 14
                           (B)      Capitalization.................................................................... Page 14
         4.2      Authorization of Borrowing, No Conflict ............................................................ Page 14
         4.3      Financial Condition................................................................................. Page 15
         4.4      Indebtedness and Liabilities ....................................................................... Page 15

         4.5      Account Warranties ................................................................................. Page 15
         4.6      Names .............................................................................................. Page 15
         4.7      Locations; FEIN..................................................................................... Page 15
         4.8      Title to Properties; Liens.......................................................................... Page 15
         4.9      Litigation; Adverse Facts........................................................................... Page 16
         4.10     Payment of Taxes.................................................................................... Page 16
         4.11     Performance of Agreements........................................................................... Page 16
         4.12     Employee Benefits Plans............................................................................. Page 16
         4.13     Intellectual Property............................................................................... Page 16
         4.14     Broker's Fees....................................................................................... Page 16
         4.15     Environmental Compliance............................................................................ Page 17
         4.16     Solvency............................................................................................ Page 17
         4.17     Disclosure.......................................................................................... Page 17
         4.18     Insurance........................................................................................... Page 17
         4.19     Compliance with laws................................................................................ Page 17
         4.20     Bank Accounts....................................................................................... Page 18
         4.21     Subsidiaries........................................................................................ Page 18
         4.22     Employee Matters.................................................................................... Page 18

SECTION 5         AFFIRMATIVE COVENANTS............................................................................... Page 18
         5.1      Financial Statements and Other Reports.............................................................. Page 18
                  (A)      Monthly Financials......................................................................... Page 19
                  (B)      Quarterly Financials....................................................................... Page 19
                  (C)      Year-End Financials........................................................................ Page 19
                  (D)      Accountants' Certification and Reports..................................................... Page 20
                  (E)      Management Report.......................................................................... Page 20
                  (F)      Government Notices......................................................................... Page 20
                  (G)      Events of Default, etc.  .................................................................. Page 20
                  (H)      Trade Names................................................................................ Page 20
                  (I)      Locations  ................................................................................ Page 20
                  (J)      Bank Accounts ............................................................................. Page 21
                  (K)      Litigation  ............................................................................... Page 21
                  (L)      Other Information.......................................................................... Page 21
         5.2      Access to Accountants............................................................................... Page 21
         5.3      Inspection  ........................................................................................ Page 21
         5.4      Collateral Records  ................................................................................ Page 21
         5.5      Account Covenants; Verification  ................................................................... Page 21
         5.6      Endorsement  ....................................................................................... Page 22
         5.7      Corporate Existence  ............................................................................... Page 22
         5.8      Payment of Taxes.................................................................................... Page 22
         5.9      Maintenance of Properties; Insurance................................................................ Page 22
         5.10     Compliance with Laws ............................................................................... Page 22
         5.11     Further Assurances ................................................................................. Page 23

         5.12     Collateral Locations ............................................................................... Page 23
         5.13     Bailees ............................................................................................ Page 23
         5.14     Use of Proceeds and Margin Security................................................................. Page 23
         5.15     Observer Rights .................................................................................... Page 23
         5.16     Financial Covenants. ............................................................................... Page 23

SECTION 6         NEGATIVE COVENANTS ................................................................................. Page 24
         6.1      Indebtedness and Liabilities........................................................................ Page 24
         6.2      Guaranties.......................................................................................... Page 94
         6.3      Transfers, Liens and Related Matters................................................................ Page 24
         6.4      Restricted Junior Payments ......................................................................... Page 25
         6.5      Restriction on Fundamental Changes.................................................................. Page 25
         6.6      Transactions with Affiliates........................................................................ Page 25
         6.7      Environmental Liabilities........................................................................... Page 25
         6.8      Conduct of Business................................................................................. Page 25
         6.9      Compliance with ERISA............................................................................... Page 25
         6.10     Subsidiaries........................................................................................ Page 26
         6.11     Fiscal Year......................................................................................... Page 26
         6.12     Press Release; Public Offering Materials............................................................ Page 26
         6.13     Bank Accounts....................................................................................... Page 26
         6.14     Charter Documents................................................................................... Page 26

SECTION 7         DEFAULT, RIGHTS AND REMEDIES........................................................................ Page 26
         7.1      Event of Default.................................................................................... Page 26
                  (A)      Payment.................................................................................... Page 26
                  (B)      Default in Other Agreements................................................................ Page 26
                  (C)      Breach of Certain Provisions............................................................... Page 26
                  (D)      Breach of Warranty......................................................................... Page 26
                  (E)      Other Defaults Under Loan Documents........................................................ Page 27
                  (F)      Involuntary Bankruptcy; Appointment of Receiver, etc ...................................... Page 27
                  (G)      Voluntary Bankruptcy; Appointment of Receiver, etc ........................................ Page 27
                  (H)      Liens  .................................................................................... Page 27
                  (I)      Judgment and Attachments  ................................................................. Page 27
                  (J)      Dissolution  .............................................................................. Page 28
                  (K)      Solvency  ................................................................................. Page 28
                  (L)      Injunction ................................................................................ Page 28
                  (M)      Invalidity of Loan Documents  ............................................................. Page 28
                  (N)      Failure of Security  ...................................................................... Page 28
                  (O)      Licenses and Permits  ..................................................................... Page 28
                  (P)      Forfeiture  ............................................................................... Page 28
         7.2      Acceleration  ...................................................................................... Page 28
         7.3      Remedies............................................................................................ Page 29
         7.4      Appointment of Attorney-in-Fact..................................................................... Page 29

         7.5      Limitation on Duty of Lender with Respect to Collateral ............................................ Page 30
         7.6      Application of Proceeds  ........................................................................... Page 30
         7.7      License of Intellectual Property.................................................................... Page 30
         7.8      Waivers, Non-Exclusive Remedies..................................................................... Page 30

SECTION 8         MISCELLANEOUS....................................................................................... Page 31
         8.1      Assignments and Participations...................................................................... Page 31
         8.2      Set Off............................................................................................. Page 31
         8.3      Expenses and Attorneys' Fees ....................................................................... Page 31
         8.4      Indemnity........................................................................................... Page 32
         8.5      Amendments and Waivers ............................................................................. Page 32
         8.6      Notices............................................................................................. Page 32
         8.7      Survival of Warranties and Certain Agreements....................................................... Page 33
         8.8      Indulgence Not Waiver............................................................................... Page 34
         8.9      Marshaling; Payments Set Aside...................................................................... Page 34
         8.10     Entire Agreement ................................................................................... Page 34
         8.11     Independence of Covenants........................................................................... Page 34
         8.12     Severability ....................................................................................... Page 34
         8.13     Headings ........................................................................................... Page 34
         8.14     APPLICABLE LAW...................................................................................... Page 35
         8.15     Successors and Assigns.............................................................................. Page 35
         8.16     No Fiduciary Relationship; Limitation of Liabilities................................................ Page 35
         8.17     CONSENT TO JURISDICTION............................................................................. Page 35
         8.18     WAIVER OF JURY TRIAL................................................................................ Page 35
         8.19     Construction........................................................................................ Page 36
         8.20     Counterparts; Effectiveness......................................................................... Page 36
         8.21     No Duty............................................................................................. Page 36

SECTION 9         SUBORDINATION....................................................................................... Page 36
         9.1      Obligations Subordinate to Senior Indebtedness ..................................................... Page 36
         9.2      Payment Over of Proceeds Upon Dissolution........................................................... Page 37
         9.3      No Payment in Certain Circumstances................................................................. Page 38
         9.4      Acceleration Rights; Remedies....................................................................... Page 39
         9.5      Payment Otherwise Permitted......................................................................... Page 39
         9.6      Subrogation to Rights of Holders of Senior Indebtedness............................................. Page 39
         9.7      Provisions Solely to Define Relative Rights......................................................... Page 40
         9.8      No Waiver of Subordination Provisions; Amendment.................................................... Page 40
         9.9      Reliance on Judicial Order or Certificate of Liquidating Agent...................................... Page 41
         9.10     Turnover. Miscellaneous Subordination Provisions.................................................... Page 41

Exhibits and Schedules
Exhibit A -- Form of Warrants
Exhibit B -- Confession of Judgment

Schedule 1.1 (A)...................................................... Page 7

Schedule 1.1 (B)........................................................ Page 7
Schedule 3.1 (A)....................................................... Page 13
Schedule 4.1 (B)....................................................... Page 14
Schedule 4.6 .......................................................... Page 15
Schedule 4.7........................................................... Page 15
Schedule 4.13.......................................................... Page 16
Schedule 4.20.......................................................... Page 18
Schedule 4.21 ......................................................... Page 18
Schedule 4.22 ......................................................... Page 18
Schedule 4.24.......................................................... Page 19

                                                                  EXECUTION COPY

                           LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT is dated as of October 29, 1999, and entered into by and between TRAVELERS ACQUISITION CORPORATION, a Florida corporation (hereinafter "TAC" or the "Borrower"), with its principal place of business at 2233 Faraday Avenue, Suite K, Carlsbad, Califomia 92008, and BHC [NTERIM FUNDING, L.P., a Delaware limited partnership (hereinafter "Lender"), with offices at 444 Madison Avenue, New York, New York 1 ()()22

                                    RECITALS

         WHEREAS, TAC has entered into a Stock Purchase Agreement dated as of September 30, 1999 (as the same may be amended, modified or restated, the "Stock Purchase Agreement") among TAC, as purchaser, and Tony Broda, Laurie Broda, Davis Family Trust, Charles Hawk, W.F. Huhner, W.F. Hubner Voting Trust flb/o Glenn Barth, W.F. Hubner Voting Trust flb/o James Hoppin, Alana McMains, Amber McMains, McMains Children's Trust, Ray Scurlock, Marjorie Scurlock, Rodney and Ingeborg G. Sears Family Trust, Gisela Sutter, Ronald Thompson, Earl and Lori Wilson Family Trust, Perry Wilson, Rosie Lee Wilson-Cheever Family Trust, Sheila Rai Wilson Family Trust, and Wilson Trust (Ray Wilson), as sellers (the "Sellers") and Travelers Investment Corporation, a California corporation ("TIC") for the acquisition of 100% of the authorized, issued and outstanding common shares of TIC; and

         WHEREAS, pursuant to the Stock Purchase Agreement, TAC will acquire from the Sellers, and Sellers shall sell to TAC, all of the authorized, issued and outstanding common shares of TIC consisting of 442,312 shares (the "Shares") on the terms and conditions contained in the Stock Purchase Agreement; and

         WHEREAS, Borrower has requested Lender to assist Borrower by providing a portion of the financing needed to consummate the purchase of the Shares; and

         WHEREAS, Borrower desires to secure its obligations under the Loan Documents (as defined in Section 1 hereof) by granting to Lender a security interest in and lien upon Borrower's property; and

         WHEREAS, Borrower desires to further secure its obligations under the Loan Documents by causing each of its Subsidiaries to unconditionally guaranty the payment and performance of all Obligations and secure such guaranty by granting to Lender a security interest in and lien upon such Subsidiary's property; and

         WHEREAS, Borrower has agreed to sell to Lender warrants to purchase common stock of the Borrower (the "TIC Warrants"); and

         WHEREAS, Finantra Capital, Inc., a Delaware corporation ("Finantra" or the "Parent") is the parent of TAC and has agreed to guarantee the obligations of the Borrower and sell's to lender warrants to purchase common stock of Finantra (the "Finantra Warrants");

         NOW, THEREFORE, in consideration ofthe premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

                             SECTION 1 DEFINITIONS

         1.1 Certain Defined Temms. The following terms used in this Agreement shall have the following meanings:

         "Acceptance" means Travelers Acceptance Corporat~on, a Califomia corporation and a Subsidiary of Borrower.

         "Accounts" means all accounts (as defined in the WCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other fomns of obligations owed to or owned by Borrower arising or resulting from the sale of goods or the rendering of services.

         "Affiliate" means any Person (other than Lender): (a) directly or indirectly controlling, controlled by, or under common control with any Loan Party; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by Borrower; or (d) which has a senior executive officer who is also a senior executive officer of Borrower. For purposes of this definition, "control" (including with correlative meanings, the temms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

         "Agreement" means this Loan and Security Agreement as it may be amended, restated supplemented or otherwise modified from time to time.

         "ALLAR-TIC" means ALLAR-TIC Financial Services, Inc., a Califomia corporation and a Subsidiary of Borrower.

         "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business or dispositions of obsolete equipment in the ordinary course of business.

"Borrower" has the meaning assigned to that term in the preamble to this Agreement.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such state are closed

         "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Govemment or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard &

Poor's Corporation or at least P-l from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or ovemight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than 5250,000,000 and not subject to setoff rights in favor of such bank.

         "Closing Date" means October 29, 1999.

         "Collateral" has the meaning assigned to that temm in subsection 2.5.

         "Control Person" has the meaning assigned to that temm in subsection 5.17.

         "Default Rate" has the meaning assigned to that temm in subsection 2.2.

         "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable crace or cure Deriod.

         "Default Rate" has the meaning assigned to that temm in subsection 2.2(A).

         "EBITDA" means earnings before interest, taxes, depreciation and amortization.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of Borrower or any ERISA Affiliate or (b) has at any time within the preceding six
(6) years been maintained for the employees of Borrower or any current or fommer ERISA Affiliate.

         "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

         "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

        "Equipment" means all equipment (as defined in the WCC), including, without limitation, all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

        "ERISA Affiliate", as applied to Borrower, means any Person who is a member of a group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

         "Event of Default" means each of the events set forth in subsection
7.1.

         "Excess Interest" has the meaning assigned to that term in subsection 2.2(C).

         "Excess Proceeds" has the meaning assigned to that term in subsection 2.4(D).

         "Finantra" means Finantra Capital, Inc, a Florida Corporation.

         "Finantra Common Stock" means 200,000 shares of common stock of Finantra.

         "Finantra Warrants" has the meaning assigned to that term in the preamble to this

         "Finova" means Finova Capital Corporation, a Delaware corporation.

         "Fiscal Year" means each twelve month period ending on the last day of December Agreement in each year.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

        "Indebtedness", as applied to any Person, means without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute capital leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person.

        "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, Intellectual Property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

        "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

        "Intercreditor Agreement" means the Intercreditor agreement between Lender and Finova dated as of October 29, 1999.

        "Interest Expenses" means, without duplication, for any period, the following, for Borrower and its Subsidiaries each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs in accordance with the provisions of subsection 1.2; and (ii) interest paid in kind).

        "Inventory" means all inventory (as defined in the UCC) including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

        "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

        "Lender" means BHC Interim Funding, L.P. together with its successors and permitted assigns pursuant to subsection 8.1.

        "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

        "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement. any lease in the nature thereof, and any agreement to give any security interest).

        "Loan Documents" means this Agreement, the Term Note, the Intercreditor Agreement and all other instruments, documents and agreements executed by or on behalf of Borrower and its Subsidiaries and Finantra and its Subsidiaries and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Term Loan, and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time

        "Loan Party" means Finantra and its Subsidiaries and includes Borrower, each of Borrower's Subsidiaries, and any other Person (other than Lender) which is or becomes a party to any Loan Document.

        "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or Lender to enforce or collect any of the Obligations.

         "Maturity Date" means October 24. 2000.

         "Maximum Rate" has the meaning assigned to that term in subsection 2.2(c).

        "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Lender under the Loan Documents including the principal amount of the Term Loan, all debts, claims and indebtedness (whether incurred before or after the Termination Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, costs and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

         "Offered Shares" has the meaning assigned to that term in subsection 5.17.

         "Offering Price" has the meaning assigned to that term in subsection 5.17.

         "Parent" means Finantra Capital, Inc. a Delaware corporation and the parent of Borrowers.

         "Permitted Encumbrances" means the following types of Liens: (a) Liens (other then Liens relating to Environmental Claims or ERISA for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rightsof-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (e) Liens in favor of Lender; (f) Liens in favor of a seller of Equipment to secure purchase money financing of such Equipment; and (g) Liens set forth on Schedule 1.1 (A).

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Finantra and its Subsidiaries as of the Closing Date after giving effect to the transactions contemplated by this Agreement. The Pro Forma and the consolidated and consolidating balance sheet of Finantra and its Subsidiaries as of the Closing Date are annexed hereto as Schedule 1.1 (B).

         "Proposed Transferee" means a person or group of persons, as defined in
Section 1 3(d)(3) of the Securities Exchange Act of 1934, as amended to whom Common Stock is proposed to be transferred.

         "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared, or a dividend paid to Borrower by a wholly-owned Subsidiary of Borrower; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any payment by Borrower or any of its Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise, except for bona fide and reasonable compensation for services actually rendered.

         "Sellers" has the meaning assigned to that term in the preamble to this Agreement.

         "Shares" has the meaning assigned to that term in the preamble to this Agreement.

         "Subordinated Debt" means any Indebtedness of Borrower or any of its Subsidiaries, with respect to which the right of the holder of such Indebtedness to receive any payments thereon is subordinated to the prior right of the holder to receive payment in full of all Obligations, pursuant to a subordination agreement between the Lender and such holder.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

         "TAC" means Travelers Acceptance Corporation, a California corporation, and a Subsidiarv of the Rnrrnwer

         "Term Loan" means the unpaid balance of the term loan made pursuant to subsection 2.1.

         "Term Note" means the Senior Secured Term Note of Borrower in a form reasonably acceptable to Lender, issued pursuant to subsection 2.1.

         "TIC" means Travelers Investment Corporation, a California corporation.

         "TIC Common Stock" means 18,931 shares of common stock of TIC comprising 4.28% of the authorized share capital of TIC, of which 442,312 shares are issued and outstanding on the Closing Date.

         "TIC Warrants" has the meaning assigned to that term in the preamble to this Agreement.

         "TLC" means Travelers Leasing Corporation, a Washington corporation, and a Subsidiary of the Borrower.

         "Trace" means Trace Credit Services, Inc., a California corporation, and a Subsidiary of the Borrower.

         "WCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York' as amended from time to time, and any successor statute.

         "Warrants" has the meaning assigned to that term in the preamble to this Agreement. Each Warrant issued by TIC and Finantra to Lender which will be in the form of Exhibit A hereto.

         1.2 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.

Financial statements and other information furnished to Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis.

         1.3 Other Definitional Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection l . l may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include its respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                       SECTION 2 TERM LOAN AND COLLATERAL

         2.1 Term Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lender agrees to lend to Borrower, on the Closing Date, a Term Loan in the original principal amount of Three Million Six Hundred Fifty Thousand Dollars ($3,650,000). The Term Loan shall be funded in full on the Closing Date. Amounts borrowed under this subsection 2.1 and repaid, may not be reborrowed without Lender's written consent. The Term Loan shall be repaid on October 24, 2000 (the "Maturity Date"). On the Closing
Date, Borrower shall execute and deliver to Lender with appropriate insertions, a Term Note to evidence the Term Loan.

         2.2 Interest.

                  A. Rate of Interest. The Term Loan and all other Obligations shall bear interest from the Closing Date to, and including the Maturity Date, at the rate of thirteen and one-half percent (13.5%) per annum.

                 After the occurrence and during the continuance of an Event of Default, at Lender's option, the Term Loan and all other Obligations shall bear interest at a rate per annum equal to 15% for 90 days and thereafter 18% (the "Default Rate").

                  B. Computation and Payment of Interest. Interest on the Term Loan and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan shall be included and the date of payment of such Loan shall be excluded. Interest on the Term Loan and all other Obligations shall be payable to Lender monthly in arrears on the first day of each month by automatic wire transfer to Lender's bank account, and on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. As of the Closing Date, the amount of each monthly installment of interest shall equal $39,375.0, which amount is subject to change (i) in the event of any prepayment of principal ofthe Term Loan or the addition to the unpaid principal balance of the Term Loan of any other Obligations, and (ii) under the circumstances set forth in the second sentence of Section 2.2(A) hereof.

                  C. Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payer thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

         2.3 Fees.

                  A. Transaction Fee. Borrower shall pay to Lender on the Closing Date a transaction fee in the amount of One Hundred Twenty Seven Thousand Five Hundred Dollars ($127,750) less the sum of Seventy Five Thousand Dollars ($75,000) previously paid to Lender.

                  B. Extension Fee. Borrower shall pay to lender on July 28, 2000, an extension fee of One Hundred Eighty Two Thousand Five Hundred Dollars ($ 182,500) if the Obligations have not been repaid, in full, on or before that date.

                  C. Other Fees and Expenses. Borrower shall pay to Lender, for its own account, all charges for returned items and all other bank charges incurred by Lender, as well as wire transfer charges incurred by Lender for each wire transfer made under this Agreement.

         2.4 Payments and Prepayments.

                  A. Manner and Time of Pavment. All payments made by Borrower with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim.

                  B. Payments on Business Davs. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

                  C. Voluntary Prepayment. Borrower shall have the right to prepay, without premium or penalty, at any time or times after the date hereof, all or any portion of the outstanding Term Loan, with interest to date of Payment.

                  D. Mandatory Repayment. In the event Finantra or any of its Subsidiaries (including, but not limited to Borrower) (i) procures financing aggregating $10,000,000 or more (the "Excess Proceeds") from any source, whether in the form of debt or equity, or (ii) sells any of its assets, or the assets of any of its Subsidiaries including, but not limited to, the Borrower's are sold, out of the ordinary course of business, or (iii) sells any of its capital stock or that of any of its Subsidiaries, the Excess Proceeds shall be paid by Finantra or any of its Subsidiaries or Borrower or any of its Subsidiaries to Lender to repay or reduce the Term Loan, in whole or in part. All payments shall first be applied to interest and then to principal.

         2.5 Grant of Security Interest. To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Lender a continuing Lien in and to all right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the WCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the WCC); (F) chattel paper (as defined in the WCC); (G)

Equipment;(H) Intellectual Property; (I) all deposit accounts of Borrower maintained with any bank or financial institution; (J) all cash and other monies and property of Borrower in the possession or under the control of Lender; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (L) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

         2.6 Preservation of Collateral and Perfection of Securitv Interests Therein. Borrower shall, at Lender's request, at any time and from time to time, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Lender) and do such other acts and things as Lender may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Encumbrances) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby make, constitute and appoint Lender (and all Persons designated by Lender for that purpose) as Borrower' true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

         2.7 Possession of Collateral and Related Matters. Until an Event of Default has occurred and is continuing, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower' business, to sell, lease or furnish under contracts of service any of Borrower's Inventory nominally held by Borrower for any such purpose, provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.


                       SECTION 3 CONDITIONS TO TERM LOAN

         3.1 Conditions to Term Loan. The obligation of Lender to make the Temm Loan on the Closing Date is subject to satisfaction of all of the conditions set forth below.

                  A. Closing Deliveries. Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on Schedule 3.1 (A) and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Lender may at any time reasonably request.

                  B. Security Interests; Guarantees; Stock Pledaes. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute liens on the Collateral, subject only to Permitted Encumbrances. Lender shall have received instruments of secured guaranty, in form and substance satisfactory to Lender, from the Parent and from each of the Borrower's Subsidiaries. The Parent shall have pledged and collaterally assigned to the Lender all of the issued and outstanding shares of capital stock of the Borrower owned by the Parent, the Borrower shall have pledged and collaterally assigned to the Lender all of the issued and outstanding shares of capital stock of each of the Borrower's Subsidiaries owned by the Borrower, in each case pursuant to a Stock Pledge Agreement in form and substance satisfactory to the lender, and in connection therewith, the Lender (or its agent) shall have received delivery of the stock certificates evidencing such shares, together with appropriate stock powers, executed in blank.

                  C. Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date.

                  D. Fees. Borrower shall have paid the fee payable on the Closing Date referred to in subsection 2.3(A).

                  E. No Default. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.

                  F. Performance of Agreements. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before the Closing Date.

                  G. No Prohibition. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making the Term Loan.

                  H. No Litigation. There shall not be pending or, to the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries that has not been disclosed by Borrower in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that. in the opinion of Lender, would reasonably be expected to have a Material Adverse Effect.

                  I. Warrants. (i) TIC shall have issued and delivered to the Lender the certificate with respect to the TIC Warrants in the form of Exhibit A, and (ii) Finantra shall have issued and delivered to the Lender the certificate with respect to the Finantra Warrants in the form of Exhibit A.

                  J. Confession of Judgment. Borrower shall have delivered to Lender a Confession of Judgment in the form of Exhibit B hereto.

                  K. Acquisition Consummated. The acquisition by the Borrower from the Sellers of the Shares shall have occurred, the Stock Purchase Agreement shall have been consummated in accordance with its terms, and all of the conditions precedent to its effectiveness shall have occurred.

                  L. Sellers Subordination. Sellers shall have subordinated in favor of Lender, the purchase money promissory note of $5,000,000 made and delivered to them by TAC, on terms and conditions acceptable to Lender.

              SECTION 4 BORROWER'S REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement, and to make the Term Loan, Borrower represent and warrant to Lender that the following statements are true, correct and complete. Such representations and warranties, and all other representations and warranties made by the Borrower, shall survive the execution and delivery of this Agreement and the closing contemplated hereby:

         4.1 Organization, Powers, Capitalization.

                  A. Organization and Powers. Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Borrower and each of its Subsidiaries have all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

                  B. Capitalization. The authorized capital stock of Borrower and each of its Subsidiaries is as set forth on Schedule 4.1 (B). All issued and outstanding shares of capital stock of Borrower and each of its Subsidiaries are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Lender and Finova and the Sellers, except that the Lien in favor of the Sellers is subordinate to that of Lender and Finova, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. No shares of the capital stock of Borrower and each of its Subsidiaries, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Borrower and each of its Subsidiaries, of any shares of capital stock or other securities of any such entity except as set forth on Schedule 4.1 (B).

         4.2 Authorization of Borrowing No Conflict. Borrower has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by Borrower and each of its Subsidiaries signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by Borrower and each of its Subsidiaries of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by Borrower and each of its Subsidiaries do not contravene and will not be in contravention of any applicable law, the corporate charter or bylaws of Borrower and each of its Subsidiaries or any agreement or order by which they or any of its property is bound. This Agreement is, and the other Loan Documents, including the Term Note, when executed and delivered, will be the legally valid and binding obligations of Borrower and its Subsidiaries (to the extent a party thereto), each enforceable against the Borrower and its Subsidiaries (to the extent a party thereto), as applicable, in accordance with its respective terms.

         4.3 Financial Condition. All financial statements concern~ng Finantra and its Subsidiaries which have been or will hereafter be furnished by Finantra and its Subsidiaries to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein); do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended, and do and will accurately reflect the financial condition of Finantra and its Subsidiaries, and there has been no event or development which has had, or is reasonably likely to have a Material Adverse Effect. The Pro Forma was prepared by Finantra based on the unaudited consolidated balance sheet of Finantra dated SePtember 30, 1999.

         4.4 Indebtedness and Liabilities. As of the Closing Date, neither Borrower nor any of its Subsidiaries has (a) any Indebtedness except as reflected on the Pro Forma and the most recent financial statements delivered to Lender; or (b) any Liabilities other than as reflected on the Pro Forma, the most recent financial statements delivered to Lender or as incurred in the ordinary course of business following the date of the most recent financial statements delivered to Lender.

         4.5 Account Warranties. Borrower represents, warrants and covenants as to each Account arising from the sale of Inventory or from services rendered, that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account (other than customary prompt payment discounts and Borrower' standard warranty policies); the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); Borrower are the lawful owners of the Account and have the right to assign the same to Lender; the Account is free of all security interests, liens and encumbrances other than those in favor of Lender, Finova and the Sellers; and the Account is due and payable in accordance with its terms.

         4.6 Names. Schedule 4.6 sets forth all names, trade names, fictitious names and business names under which Borrower currently conduct business or have at any time during the past five years conducted business.

         4.7 Locations; FEIN. Schedule 4.7 sets forth the location of Borrower' principal place of business, the location of Borrower' books and records, the location of all other of fices of Borrower and all Collateral locations, and such locations are Borrower' sole locations for its business and the Collateral. Borrower' federal employer identification numbers are set forth on the signature page hereof.

         4.8 Title to Properties; Liens. Borrower and each of its Subsidiaries have good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower or any of its Subsidiaries are lessee or lessor which would have a Material Adverse Effect. The Liens granted to Lender under Section 2.5 are perfected security interests subject to no senior security interest except for the lien in favor of Finova Capital Corporation.

         4.9 Litigation: Adverse Facts. There are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, govemmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

         4.10 Payment of Taxes. All material tax returns and reports of Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon its respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. As of the Closing Date, none of the United States income tax returns of Borrower or any of its Subsidiaries are under audit. No tax liens have been filed or are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of any taxes or other govemmental charges are in accordance with GAAP.

         4.11 Performance of Agreements. None of the Loan Parties and none of its respective Subsidiaries is in default in the perfommance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, which in any case could reasonably be expected to have a Material Adverse Effect.

         4.12 Employee Benefit Plans. Borrower, each of its Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by Borrower, any of its Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

         4.13 Intellectual Property. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all such Intellectual Property is identified on Schedule 4.13.

         4.14 Broker's Fees. No broker's or finder's fee or commission will be payable by reason of any action of Borrower with respect to any of the transactions contemplated hereby.

         4.15 Environmental Compliance. Borrower and each of its Subsidiaries has been and is currently in compliance in all material respects with all applicable Environmental Laws, including obtaining and maintaining in effect all material permits, licenses or other authorizations required by applicable Environmental Laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to any Hazardous Materials asserted or, to Borrower' knowledge, threatened against Borrower or any of its Subsidiaries or relating to any real property currently or formerly owned, leased or operated by Borrower or any of its Subsidiaries.

         4.16 Solvency. After giving effect to the transactions contemplated by the Loan Documents, and, as of, from and after the date of this Agreement,
Borrower: (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. There is no material fact known to Borrower that has or could have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements fumished to Lender for use in connection with the transactions contemplated hereby.

         4.17 Disclosure. No representation or warranty of Borrower or any of its Subsidiaries contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements fumished to Lender for use in connection with the transactions contemplated hereby.

         4.18 Insurance. Borrower and each of its Subsidiaries maintains insurance policies for public liability, property damage for its business and properties, product liability, and business interruption, of types and in amounts customarily maintained by comparable businesses; and no notice of cancellation has been received with respect to such policies and Borrower and each of its Subsidiaries is in compliance with all conditions contained in such policies.

         4.19 Compliance with Laws. Neither Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject Borrower or any of its Subsidiaries, or any of its respective officers to criminal liability or have a Material Adverse Effect and no notice of any such violation has been received.

         4.20 Bank Accounts. Schedule 4.20 sets forth the account numbers and locations of all bank accounts of Borrower and its Subsidiaries.

         4.21 Subsidiaries. Borrower has no Subsidiaries other than as set forth on Schedule 4.21.

         4.22 Employee Matters. Except as set forth on Schedule 4.22, (a) neither Borrower, any of its Subsidiaries nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of Borrower or any of its Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between Borrower or any of its Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.22, neither Borrower nor any of its Subsidiaries is subject to an employment contract.

         4.23 Governmental Regulation. Neither Borrower nor any of its Subsidiaries is, or, after giving effect to any loan, will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

         4.24 Receivables and Pavables. As of October 1, 1999, the Borrower and its Subsidiaries' receivables and payables were as set forth in detail on
Schedule 4.24, all of which are respectively collectible and payable in the ordinary course of business in accordance with the usual terms and conditions of the Borrower and its Subsidiaries.

                        SECTION 5 AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations unless Lender shall otherwise give its prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this
Section 5 aDDlicable to such Person.

         5.1 Financial Statements and Other Reports. Borrower will maintain, and cause each of its Subsidiaries and its Parent to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Lender the financial statements and other reports described below.

                  A. Monthly Financials. As soon as available and in any event within twenty (20) days after the end of each month, Borrower will deliver (1) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries and the consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries and Parent and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                  B. Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each quarter of each Fiscal Year, Borrower will deliver the consolidated and consolidating balance sheet of Borrower and its Subsidiaries and the consolidated and consolidating balance of Parent and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such quarter of such Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of such Fiscal Year.

                  C. Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower will deliver
(1) the consolidated balance sheet of Borrower and its Subsidiaries and the consolidated and consolidating balance of Parent and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Borrower and its Subsidiaries and Parent and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) a report with respect to the financial statements from a firm of independent certified public accountants selected by Borrower, and reasonably acceptable to Lender, which report shall be unqualified as to going concern and scope of audit of Borrower and its Subsidiaries and the consolidated and consolidating balance of Parent and its Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrower and its Subsidiaries and the consolidated and consolidating balance of Parent and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Borrower and its Subsidiaries and Parent and its Subsidiaries, including (a) consolidating balance sheets of Borrower and its Subsidiaries and the consolidated and consolidating balance of Parent and its Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of Borrower and its Subsidiaries and the consolidated and consolidating balance of Parent and its Subsidiaries showing intercompany eliminations.

                  D. Accountants' Certification and Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with its annual audit.

                  E. Management Report. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (B) and (C) of this subsection 51, Borrower will deliver a management report: (1) describing the operations and financial condition of Borrower and its Subsidiaries and Parent and its Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year; and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified on behalf of Borrower and Parent by the chief financial of ficer or Chief Executive Of ficer of Borrower and Parent to the effect that such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries and Parent and its Subsidiaries as at the dates and for the periods indicated.

                  F. Government Notices. Borrower will deliver to Lender promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrower's payment or non-payment of any taxes including any tax audit.

                  G. Events of Default' etc. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate signed by Borrower's chief executive of ficer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1 ) any condition or event that constitutes an Event of Default or Default; (2) any notice of material default that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed material default; or (3) any Material Adverse Effect.

                  H. Trade Names. Borrower and each of its Subsidiaries will give Lender at least thirty (30) days' advance written notice of any change of name or of any new trade name or fictitious business name. Borrower's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

                  I. Locations. Borrower will give Lender at least thirty (30) days advance written notice of any change in Borrower~s principal place of business or any change in the location of its books and records or the Collateral or of any new location for Its books and records or the Collateral.

                  J. Bank Accounts. Borrower will give Lender prompt notice of any new bank accounts Borrower or any of its Subsidiaries intends to establish prior to its opening same.

                  K. Litigation. Promptly upon any of ficer of Borrower or its subsidiaries obtaining knowledge of( 1 ) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of Borrower or any Subsidiary not previously disclosed by Borrower to Lender or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any Subsidiary or any property of Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Lender and provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

                  L. Other Information. With reasonable promptness, Borrower will deliver such other information and data as may be available to and disclosable by Borrower with respect to any Loan Party, any Subsidiary of any Loan Party or the Collateral as Lender may reasonably request from time to time.

         5.2 Access to Accountants. Borrower authorizes Lender to discuss the financial condition and financial statements of Borrower and its Subsidiaries with Borrower's independent public accountants upon reasonable notice to Borrower of its intention to do so, and authorizes such accountants to respond to all of Lender's inquiries.

         5.3 Inspection. Borrower shall permit Lender and any authorized representatives designated by Lender to visit and inspect any of th properties of Borrower or any of its Subsidiaries, including its financial and accounting records, and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.

         5.4 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender's security interests in the Collateral.

         5.5 Account Covenants: Verification. Borrower shall, at its own expense use its best efforts to assure prompt payment of all amounts due or to become due under the Accounts. Borrower will promptly notify Lender in the event that a customer alleges any dispute or claim with respect to an Account or of any other circumstances known to Borrower that may impair the validity or collectibility of an Account. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrower shall not, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

         5.6 Endorsement. Borrower hereby constitutes and appoints Lender and all Persons designated by Lender for that purpose as Borrower's true and lawful attomey-in-fact, with power to endorse Borrower's name to any check or other instrument and all proceeds of Collateral that come into Lender's possession or under Lender's control. Both the appointment of Lender as Borrower's attorney and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

         5.7 Corporate Existence. Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Borrower will promptly notify Lender of any change in its or its Subsidiaries' ownership or corporate structure.

         5.8 Payment of Taxes. Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon provided that no such tax need be paid if Borrower or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

         5.9 Maintenance of Properties: Insurance. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts reasonably acceptable to Lender. Borrower shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance reasonably satisfactory to Lender and shall collaterally assign to Lender as security for the payment of the Obligations all business interruption insurance of Borrower. Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral (except to the extent of proceeds used to replace Inventory) to the Obligations.

         5.10 Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

         5.11 Further Assurances. Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents, provided that Borrower shall not be required to execute any document or take any action which would create an event of default with respect to Borrower's Obligations to Finova or Sellers. At Lender's request, Borrower shall cause any wholly-owned or substantially whollyowned Subsidiaries of Borrower promptly to guaranty the Obligations and to grant to Lender security interests in the real, personal and mixed property of such Subsidiary to secure the Obligations.

         5.12 Collateral Locations. Borrower will keep the Collateral at the locations specified on Schedule 4.7. With respect to any new location (which in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Lender deems necessary to perfect and protect the security interests of the Lender in the Collateral prior to the transfer or removal of any Collateral to such new location.

         5.13 Bailees. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall, upon the request of Lender, notify such warehouseman, bailee, agent or processor of the security interests in favor of Lender created hereby and shall instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions.

         5.14 Use of Proceeds and Marain Security. Borrower shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any Or its Subsidiaries for the purpose of purchasing or carrying of margin stock within the meaning of Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act.

         5.15 Observer Rights. Lender shall have the right (i) to appoint one representative as an observer who shall have the right to receive notice of, and attend any meetings of, the Board of directors and Executive Committees of the Borrower and (ii) to receive on a timely basis, copies of all written information provided to the Board of Directors or Executive Committee of Borrower.

         5.16 Financial Covenants. Borrower shall maintain and keep in full force and effect, on a consolidated basis with its Subsidiaries, each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing
Date:

                  A. Net Worth. Borrower shall maintain a net worth at all times during and at the end of each fiscal quarter, commencing with the fiscal quarter ending in December, 1999, of not less than 512,000,000.

                  B. Interest Coverage. Borrower shall maintain for each fiscal quarter of each fiscal year, in each case together with the preceding fiscal quarters of such fiscal year, commencing with the fiscal quarter ending in December, 1999, a ratio of(i) EBITDA for such period to (ii) interest expense for each such period of not less than 1.50 to 1.00.


                          SECTION 6 NEGATIVE COVENANTS

         Borrower covenants and agrees that until payment in full of all Obligations unless Borrower has received the prior written consent of Lender, Borrower shall not and will not permit any of its Subsidiaries to:

         6.1 Indebtedness and Liabilities. Directly or indirectly create, incur, assume, guaranry, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) purchase money financing; and (c) trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

         6.2 Guaranties. Except for endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person (other than a wholly-owned Subsidiary of Borrower), whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

         6.3 Transfers. Liens and Related Matters.

                  A. Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral except that Borrower and its Subsidiaries may (i) sell Inventory and dispose of obsolete Equipment in the ordinary course of business; and (ii) make Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transection or series of related transections does not exceed S50,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $1 00,0DO; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; and (4) no Default or Event of Default shall then exist or result from such sale or other disposition.

                  B. Liens. Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or any proceeds, income or Profits therefrom.

                  C. No Negative. Pledges. Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets. whether now owned or hereafter acquired.

         6.4 Restricted Junior Payments. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that Subsidiaries of Borrower may make Restricted Junior Payments with respect to its common stock to the extent necessary to permit Borrower to pay the Obligations, and to permit Borrower to pay expenses incurred in the ordinary course of business.

         6.5 Restriction on Fundamental Changes. (a) Enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part ofthe business or assets of, or stock or other evidence of beneficial ownership of, any Person, except with the prior written consent of Lender.

         6.6 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

         6.7 Environmental Liabilities. (a) Violate in any material respect any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by Borrower or any of its Subsidiaries.

         6.8 Conduct of Business. From and after the Closing Date, engage in any business other than businesses of the type engaged in by Borrower or any Subsidiary on the Closing Date.

         6.9 Compliance with ERISA. Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither Borrower nor any Subsidiary shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

         6.10 Subsidiaries. Establish, create or acquire any new Subsidiaries.

         6.11 Fiscal Year. Change its Fiscal Year.

         6.12 Press Release; Public Offering Materials. Disclose the name of Lender in any press re ease or m any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law.

         6.13 Bank Accounts. Establish any new bank accounts, or amend or terminate any Blocked Account or lockbox agreement without Lender's prior written consent.

         6.14 Charter Documents. Make any material changes to any of Borrower', or its Subsidiaries', charter documents.


                     SECTION 7 DEFAULT, RIGHTS AND REMEDIES

         7.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

                  A. Payment. Failure to make payment of any of the Obligations when due and in the case of interest, such failure shall not be cured within five (5) days of the applicable due date; or

                  B. Default in Other Agreements. (1) Failure of Borrower or any of its Subsidiaries to pay when due (or within any applicable grace period) any principal or interest on any Indebtedness (other than the Obligations) or (2) default by Parent, Borrower or any of its Subsidiaries under any agreement evidencing any Indebtedness (other than the Obligations), or pursuant to which such Indebtedness was issued or governed, and such default continues beyond any applicable grace or cure period; or

                  C. Breach of Certam Provisions. Failure of Borrower to perform or comply with any term or condition contained in subsections 2.1 (D), 5.1 (B),
5.1 (C), 5.1 (D), 5.3, 5.5, 5.9 or contained in Section 6; or

                  D. Breach of Warrantv. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false or misleading in any material respect on the date made; or

                  E. Other Defaults Under Loan Documents. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten ( 10) days after receipt by Borrower of notice from Lender of such default (other than occurrences described in other provisions of this subsection 7.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

                  F. Involuntary Bankruptcy; Appointment of Receiver. etc. (1) A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other of ficer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries, for all or a substantial part of the property of Borrower or any such Subsidiary: or

                  G. Voluntary Bankruptcy: Appointment of Receiver. etc. (1) An order for relief is entered with respect to Borrower or any of its Subsidiaries or Borrower or any of its Subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the board of directors of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 7.1(G); or

                  H. Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

                  I. Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving ( 1 ) an amount in any individual case in excess of $50,000, or (2) an amount in the aggregate at any time in excess of $100,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage or undertaken the defense thereof subject only to customary reservation of rights) is entered or filed against Borrower or any of its Subsidiaries or any of its respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  J. Dissolution. Any order, judgment or decree is entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

                  K. Solvency. Borrower ceases to be solvent (as represented by Borrower in subsection 4.16) or admits in writing its present or prospective inability to pay its debts as they become due: or

                  L. Injunction. Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

                  M. Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

                  N. Failure of Securitv. Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Lender to take any action within its control; or

                  O. Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  P. Forfeiture. There is filed against Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1 ) is not dismissed within one hundred twenty (120) days; and (2) could result in the confiscation or forfeiture of any material portion of the Collateral.

         7.2 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 7.1 (F) or 7.1 (G), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence of any other Event of Default, the Lender may declare all Obligations to be immediately due and payable, without presentment, demand, protest or other requirements of any kind. all of which are hereby expressly waived by Borrower.

         7.3 Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any rights or remedies available to Lender at law or in equity, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Lender; (b) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (c) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral, if this can be done without breach of the peace; and (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's of fices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the fomm of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Lender may adjourr any public or private sale from time to time by announcement at the time and place fixed there or, and such sale may, without further notice, be made at the time and place to which it was so ad :)umed. To the extent pemmitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly.

         7.4 Appointment of Attorney-in-Fact. Borrower hereby constitutes and appoints Lender as Borrower's attomey-in-fact with full authority in the place and stead of Borrower and in the name of Borrower, Lender or otherwise, from time to time in Lender's discretion while an Event of Default is continuing to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Lender as Borrower's attomey and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

         7.5 Limitation on Duty of Lender with Respect to Collateral. Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

         7.6 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Lender may deem advisable notwithstanding any previous entry by Lender upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Lender; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrower owing to Lender.

         7.7 License of Intellectual Property. Borrower hereby assigns, transfers and conveys to Lender, effective upon the occurrence, and during the continuance, of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits ofthe Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Lender.

         7.8 Waivers, Non-Exclusive Remedies. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided bv law.


                            SECTION 8 MISCELLANEOUS

         8.1 Assignments and Participations. Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Temm Loan or any other interest herein to an Affiliate or to another Person. In the case of an assignment authorized under this subsection 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. Lender shall be relieved of its obligations hereunder with respect to the Commitments or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". Lender may fumish any infommation concerning Borrower and its Subsidiaries in its possession from time to time to assignees and participants (including prospective assignees and participants).

         8.2 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence, and during the continuance, of any Event of Default, Lender, each assignee of Lender's interest, and each participant is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries) and any other property at any time held or owing by that Lender or assignee to or for the credit or for the account of Borrower against and on account of any of the Obligations then outstanding; provided, that no participant shall exercise such right without the prior written consent of Lender.

                  Borrower hereby agrees, to the fullest extent perrnitted by law, that any Lender, assignee or participant may exercise its right of setoff with respect to amounts in excess of its pro rata share of the Obligations (or, in the case of a participant, in excess of its pro rata participation interest in the Obligations) and that such Lender, assignee or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other Lender's or holder's share of the Obligations.

         8.3 Expenses and Attomeys' Fees. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part ofthe Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including attomeys' fees, allocated costs of intemal counsel and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including reasonable attomeys' fees, allocated costs of intemal counsel and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Temm Loan, and any amendments, waivers, consents, forbearance and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Lender;
(d) fees, costs and expenses incurred in connection with forwarding to Borrower the proceeds of Loans including Lender's standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for resumed checks, incurred by Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including reasonable attorneys' fees and allocated costs of intemal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

         8.4 Indemnity. In addition to the payment of expenses pursuant to subsection 8.3, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender and any holder of the Temm Note and the officers, directors, employees, agents, consultants, auditors, persons engaged by Lender and any holder of the Temm Note to evaluate or monitor the Collateral, affiliates and attomeys of Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative orjudicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out ofthis Agreement orthe other Loan Documents, the consummation ofthe transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Lender, Lender's agreement to make the Temm Loan hereunder, the use or intended use of the proceeds of any of the Temm Loan or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as detemmined by a court of competent jurisdiction.

         8.5 Amendments and Waivers. No amendment, modification, temmination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

         8.6 Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by ovemight courier service or United States mail and shall be deemed to have been given:

(a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Eastern standard time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two
(2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.



                  If to Borrower:       Travelers Acquisition Corporation
                                        2233 Faraday Avenue, Suite 1C
                                        Carlsbad, CA 92008
                                        Attention: Robert D. Press, Chairman
                                        Facsimile: (760) 931 -9568

                  With copies to:       Maynard J. Hellman, Esq.
                                        Westside Corporate Center
                                        150 S. Pine Island Road, Suite 500
                                        Plantation, FL 33324
                                        Facsimile: (954) 577-9883

                                        and

                                        Finantra Capital, Inc
                                        Attention: Robert D. Press, Chairman
                                        Westside Corporate Center
                                        150 S. Pine Island Road, Suite 500
                                        Plantation, FL 33324

                  If to Lender:         BHC Interim Funding, L.P.
                                        c/o Brooks, Houghton & Company, Inc.
                                        444 Madison Avenue, 25th Floor
                                        New York, NY 10022
                                        Attention: Mr. Tedmund W. Pryor
                                        Facsimile: (212) 753-7730

                  With a copy to:       Wolf, Block, Schorr and Solis-Cohen LLP
                                        250 Park Avenue, Suite 1000
                                        New York, NY 10177
                                        Attention: George N. Abrahams, Esq.
                                        Facsimile: (212) 986-0604

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 8.6.

         8.7 Survival of Warranties and Certain Acreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Term Loan hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 8.3 and 8.4 shall survive the payment of the Term Loan and the termination of this Agreement.

         8.8 Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         8.9 Marshaling: Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         8.10 Entire Agreement. This Agreement, the Term Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject maker hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

         8.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         8.12 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

         8.13 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         8.14 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         8.15 Successors and Assigns. This Agreement shall be binding upon and Inure to the benefit of the parties hereto and its respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the prior written consent of Lender.

         8.16 No Fiduciary Relationship: Limitation of Liabilities.

                  A. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower.

                  B. Neither Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

         8.17 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TERM NOTE, OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. Borrower ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE TERM NOTE, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

         8.18 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRL4L OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TERM NOTE OR THE OTHER LOAN DOCUMENTS. Borrower AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE TERM NOTE AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS. Borrower AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         8.19 Construction. Borrower and Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

         8.20 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers consents or supplements, or to any other Loan Document by Facsimile shall be as effective as delivery of a manually executed counterpart thereof.

         8.21 No Duty. All attorneys, accountants, appraisers, and otherprofessional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's shareholders or any other Person.


                            SECTION 9 SUBORDINATION

         9.1 Obligations Subordinate to Senior Indebtedness. The Borrower, and each Person that has guaranteed the payment of the Obligations (each a "Guarantor") covenants and agrees, and the Lender and each other holder of the Term Note, if any, likewise covenants and agrees, that, (a) to the extent and in the manner hereinafter set forth in this Section 9, the payment of the Obligations, including pursuant to any amendment, modification, restatement or renewal thereof, and any guaranty of such payment (the "Subordinated Obligations"), is hereby expressly made subordinated and subject in right of payment to the prior payment in full of all "Senior Indebtedness", as hereinafter defined, and (b) the terms and conditions of such subordination is for the benefit of the holders of the Senior Indebtedness and each such holder may enforce such subordination. As used herein, the term "Senior Indebtedness" shall mean all (i) payment obligations now or hereafter incurred pursuant to and in accordance with the terms of the Loan and Security Agreement dated September 23, 1999 (as the same may be amended, modified, supplemented or restated, the "Senior Credit Agreement") among Travelers Acceptance Corporation, Travelers Leasing Corporation and Trace Credit Services, Inc. (each a "Traveler's Company") and Finova Capital Corporation (the "Senior Creditor") and (ii) the contingent liability of each Person arising from its guaranty of the payment of Indebtedness incurred pursuant to the Senior Credit Agreement (each a "Traveler's Guarantor", and collectively with each Traveler's Company, a "Traveler's Obligor"). Senior Indebtedness shall include, without limitation, all principal, interest (including without limitation, any post-petition interest on such obligations at the rate set forth in the Senior Credit Agreement, accruing whether or not granted or permitted in connection with an event of the type referred to in Section 7.1 (F) or (G) hereof), premium, penalties, fees, expenses, indemnification, reimbursements, damages and other liabilities payable under the Senior Credit Agreement; provided that in no event shall the principal amount of Senior Indebtedness exceed $32,500,000 (as such amount is reduced by reductions of revolving commitments to the extent such reductions are permanent). Senior Indebtedness outstanding under the Senior Credit Agreement shall continue to constitute Senior Indebtedness for all purposes hereof, notwithstanding that such Senior Indebtedness or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, the Bankruptcy Code or any similar federal or state law for the relief of debtors or other applicable insolvency law or equitable principles as a claim for unmatured interest.

         9.2 Payment Over of Proceeds Upon Dissolution. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Traveler's Obligor or to its assets, or (ii) any liquidation, dissolution or other winding up of the Traveler's Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Traveler's Obligor (collectively, "Bankruptcy Events"), then and in any such event:

                  A. the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness (including interest after the commencement of a Bankruptcy Event at the rate specified in the Senior Indebtedness, whether or not allowed), before the Lender is entitled to receive any direct or indirect payment or distribution on account of Subordinated Obligations including, without limitation, by exercise of set-off and any payment which may be payable or deliverable by any reason of any other Indebtedness being subordinated in right of payment to the Subordinated Obligations;

                  B. any payment or distribution of assets of the Traveler's Obligor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Lender would be entitled but for the provisions of this Section 9, with the exception of any such payment or distribution (each a "Permitted Payment" or a "Permitted Distribution", respectively) ( 1 ) authorized by an unstayed, final, nonappealable order or decree stating that effect is being given to the subordination of such Subordinated Obligations to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or (2) of securities which, if debt securities, are subordinated to at least the same extent as the Subordinated Obligations are to (A) such Senior Indebtedness or (B) any securities issued in exchange for Senior Indebtedness; provided, however, that (x) the final maturity of such securities shall not be earlier than one year following the maturity date of the last to mature of the Senior Indebtedness (including any issued in exchange therefor) at the time outstanding and the scheduled amortization shall not be more favorable (as to amount or time of payment ) then the scheduled amortization of the principal amount of the Subordinated Obligations, (y) such securities shall contain covenants which are no more restrictive than the covenants contained herein and shall not contain greater defaults than as are contained herein and
(z) such securities shall bear interest at a rate per annum less than or equal to 18% per annum computed on the same basis as described herein, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holder of all Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders such Senior Indebtedness, and

                  C. in the event that, notwithstanding the foregoing provisions of this Section

9, the Lender shall have received any such payment or distribution of assets of the Borrower or any Guarantor of any kind or character, whether property or securities (but excluding any Permitted Payment or Permitted Distribution received by the Lender) before all Senior Indebtedness is paid in full or payment thereof is provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Traveler's Obligor for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Traveler's Obligor with, or any merger of the Traveler's Obligor into, another corporation or the liquidation or dissolution of the Traveler's Obligor following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a Bankruptcy Event provided that no other Bankruptcy Event shall have occurred and be continuing at the time of such consolidation, merger or liquidation. The Senior Creditor is hereby authorized to file an appropriate claim on behalf of the Lender if the Lender does not file such claim or there is not filed on behalf of the Lender a proper proof of claim in the form required in any Bankruptcy Event prior to thirty (30) days before the expiration of the time to file such claim or claims.

                  D. No Payment in Certain Circumstances. In the event that (i) the Traveler's Obligor shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Senior Indebtedness under the Senior Credit Agreement (a "Payment Default") which Payment Default shall not have been cured or waived, or (ii) an event of default arising from a breach or violation of Section 5,
Section 6.1 (E), Section 6.2 or Section 6.3 of the Senior Credit Agreement, as in effect on the date of execution thereof shall occur and be continuing, which shall not have been cured or waived (a "Non-Payment Default"), and the Borrower and the Lender receive written notice of such Non-Payment Default from the Senior Creditor (a "Non-Payment Blockage Notice"), then no payment on account of the Subordinated Obligations shall be made by the Borrower or any Guarantor (x) in the case of any Payment Default, unless and until such Senior Indebtedness shall have been paid in full or until such Payment Default shall have been cured or waived, or (y) in the case of any Non-Payment Default, from the earlier of the date on which the Borrower and the Lender receive such Non-Payment Blockage Notice until the earlier of (1) 120 days after such date and (2) the date, if any, on which the Senior Indebtedness under the Senior Credit Agreement is paid in full or such Non-Payment Default is waived by the Senior Creditor or otherwise cured (a "Blockage Period"); provided that only one Non-Payment Blockage Notice may be given in any 360-day period.

         In the event that, notwithstanding the foregoing, the Borrower or any Guarantor shall make any payment to the Lender prohibited by the foregoing provisions of this Section 9.3, then and in such event such payment shall be paid over and delivered forthwith to the Senior Creditor. The provisions of this
Section 9.3 shall not apply to any payment with respect to which Section 9.2 would be applicable.

         9.3 Acceleration Rights; Remedies. If an Event of Default, other than an Event of

Default under Section 7.1 (F) or (G), shall exist at any time that any Senior Indebtedness under the Senior Credit Agreement shall be outstanding, neither the Lender nor any other holder of the Term Note shall take any action, judicial or otherwise, to collect payment on the Subordinated Obligations or to pursue any other remedy with respect to the Subordinated Obligations so long as the Senor Creditor is diligently exercising rights and pursuing remedies with respect to the Senior Indebtedness or the collateral securing the Senior Indebtedness; provided, that any amount received by the Lender as a result of any action permitted above prior to payment in full in cash of the Senior Indebtedness under the Senior Credit Agreement shall be paid to the Senior Creditor in accordance with the provisions of this Section 9.

         9.4 Payment Otherwise Permitted. Nothing contained in this Section 9 or elsewhere in this Agreement or in the Term Note shall prevent the Borrower, or the Guarantors, at any time except as set forth in Section 9.2 or under the conditions described in Section 9.3, from making payments at any time of principal of and interest on the Term Loan or any other amount payable by the Borrower or the Guarantors under the Term Note or this Agreement. Notwithstanding the provisions of this Section 9, the Lender shall not be charged with knowledge of the existence of any facts, including of the occurrence of a payment Default, which would prohibit the making of any payment or distribution by the Borrower or the Guarantors or the receipt or retention thereof by the Lender, or the taking of any action by the Lender of the type referred to in Section 9.4, unless the Lender shall have received at least two Business Day's prior written notice of such facts.

         9.5 Subrogation to Rights of Holders of Senior Indebtedness. Subject to, and solely effective following, the final indefeasible payment in full of all Senior Indebtedness, the Lender shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness to the extent of the payments or distributions made to such holders, or otherwise applied to payment of, the Senior Indebtedness pursuant to the provisions of this Section 9 until the principal of and the interest on the Term Loan and the Term Note shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Lender would be entitled except for the provisions of this Section 9, and no payments over pursuant to the provisions of this Section 9 to the holders of Senior Indebtedness by the Lender shall, as among the Borrower or any Guarantor, its creditors (other than holders of Senior Indebtedness) and the Lender, be deemed to be a payment or distribution by the Borrower or such Guarantor to or on account of the Senior Indebtedness.

         9.6 Provisions Solely to Define Relative Rights. The provisions of this
Section 9 are and are intended solely for the purpose of defining the relative rights of the holder of the Term Note on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 9 or elsewhere in this Agreement or in the Term Note is intended to or shall (i) impair, as among the Borrower or any Guarantor, its creditors (other than holders of Senior Indebtedness) and the Lender, the obligation of the Borrower and the Guarantors which is absolute and unconditional, to pay to the Lender the principal of, and premium and interest on, and any other amount payable by the Borrower under, the Term Loan, the Term Note or this Agreement as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against the Borrower and the Guarantors of the Lender and its creditors (other than the holders of Senior Indebtedness); or (iii) prevent the Lender from accelerating the Term Loan and all other Obligations and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 9 of the holders of Senior Indebtedness (x) upon the occurrence of a Bankruptcy Event, to receive, pursuant to and in accordance with Section 9.2, cash, property and securities otherwise payable or deliverable to the Lender, (y) under the conditions specified in Section 9.3. to prevent any payment prohibited by such Section or
(z) under Section 9.4.

         9.7 No Waiver of Subordination Provisions: Amendment. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower or any Guarantor with the terms, provisions, and covenants of this Agreement, regardless of any Knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holder of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Lender or any other holder of the Term Note, without incurring responsibility to the Lender or such holder and without impairing or releasing the subordination provided in this Section 9 or the obligations hereunder of the Lender and such holder to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Traveler's Obligor and any other Person, subject to the obligation to diligently exercise rights and pursue remedies in accordance with Section 9.4.

         9.8 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Traveler's Obligor referred to in this Section 9, the Lender shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy Event is pending, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

         9.9 Turnover, Miscellaneous Subordination Provisions. (A) If a distribution is made to any holder of Subordinated Obligations that because of this Section 9 should not have been made to it, such holder shall segregate such distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of Senior Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to an concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  B. A distribution may consist of cash, securities or other property, by setoff or otherwise, and a payment or distribution on account of any obligations with respect to the holders of Subordinated Obligations shall include any redemption, purchase or other acquisition of the Subordinated Obligations.


                  C. For the purpose of this Section 9, all Senior Indebtedness now or hereafter existing shall not be deemed to have been paid in full unless the holders or the owners thereof shall have received the indefeasible payment in full in cash.

                  D. The agreements contained in this Section 9 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon any Bankruptcy Event or any other nonappealable order of a court of competent jurisdiction of the Borrower, all as though such payment had not been made.

                  E. All rights and interests under this Agreement of the holders of Senior Indebtedness, and all agreements and obligations )f the holders of Subordinated Obligations and the Borrower and the Guarantors under this Section 9, shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Senior Credit Agreement, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Indebtedness, or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any holders of Subordinated Obligations, the Borrower or the Guarantors including, but not limited to, priority liens or lack of lien perfection.

                  F. The provisions set forth in this Section 9 constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Senior Indebtedness and at such time when Finova shall not have any obligation to make advances under the Senior Credit Agreement, (ii) be binding upon the holders of Subordinated Obligations, the Borrower and the Guarantors, and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the holders of Senior Indebtedness and their respective successors, transferees and assigns.


                       THIS SPACE INTENTIONALLY LEFT BLANK

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.



                      Lender:      BHC INTERIM FUNDING, L.P.
                                   By BHCGP, L.L.C., its General Partner
                                   By BHC Investors, L.L.C., its Managing Member



                                   By:
                                      ------------------------------------------


                      Borrower:    TRAVELERS ACQUISITION CORPORATION



                                   By:
                                      ------------------------------------------
                                         Robert D. Press, Vice President
                                         (EIN: 65-0930O556)